                           INDIVIDUAL FLEXIBLE PREMIUM
                            VARIABLE ANNUITY CONTRACT

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        Hartford, Connecticut 06104-2999
          (a stock life insurance company, herein called the "Company")

We will pay the first of a series of Annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT
We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any Account under the contract and (ii) the Contract Value on the date of surrender. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

          /s/ Lynda Godkin                   /s/ Thomas M. Marra
          Lynda Godkin, SECRETARY            Thomas M. Marra, PRESIDENT

PREMIUM PAYMENTS ARE FLEXIBLE AS DESCRIBED HEREIN.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 11 AND 12.




                                   [GRAPHIC]
                                 HARTFORD LIFE

                                TABLE OF CONTENTS


                                                                          PAGE

Contract Specifications                                                      3

Definition of Certain Terms                                                  4

Premium Payment Provisions                                                   7

Transfers Between Accounts Provisions                                        7

Dollar Cost Averaging Provisions                                             8

Contract Control Provisions                                                  8

General Provisions                                                           9

Valuation Provisions                                                        11

Surrender Provisions                                                        12

Distribution at Time of Death Provisions                                    14

Calculation of the Death Benefit Provisions                                 14

Settlement Provisions                                                       17

Annuity Tables                                                              20


LA-VAOO                        Page 2                          PRINTED IN U.S.A.

                           INDIVIDUAL FLEXIBLE PREMIUM
                            VARIABLE ANNUITY CONTRACT

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                  P.O. Box 2999
                        Hartford, Connecticut 06104-2999

                             ADMINISTRATIVE OFFICE:
                        Attn: Individual Annuity Services
                                  P.O. Box 5085
                             Hartford, CT 06102-5085







                                   [GRAPHIC]
                                 HARTFORD LIFE


LA-VAOO                                                        PRINTED IN U.S.A.

                             CONTRACT SPECIFICATIONS


CONTRACT NUMBER                   [ SPECIMEN ]            CONTRACT ISSUE DATE                             [OCTOBER 8, 2000]
NAME OF ANNUITANT                 [ JAMES SCOTT ]         ANNUITY COMMENCEMENT DATE                     [SEPTEMBER 1, 2030]
AGE OF ANNUITANT                  [ 35 ]                  INITIAL PREMIUM PAYMENT                                 [$10,000]
SEX OF ANNUITANT                  [ MALE ]                MINIMUM SUBSEQUENT PAYMENT                                 [$500]
CONTINGENT ANNUITANT              [ PAUL SCOTT ]          MINIMUM FIXED ACCOUNT INTEREST RATE                            3%
DESIGNATED BENEFICIARY            [ ANN SCOTT ]           (APPLIES TO ACCUMULATION PERIOD ONLY)
CONTRACT OWNER                    [ JAMES SCOTT ]



                             DESCRIPTION OF BENEFITS


              INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

SEPARATE ACCOUNT:
[ HARTFORD LIFE AND ANNUITY INSURANCE COMPANY SEPARATE ACCOUNT TWO ]

ANNUAL WITHDRAWAL AMOUNT:
CONTRACT YEARS [1- 3] [10%] OF PREMIUM PAYMENTS ON A NONCUMULATIVE BASIS

AFTER CONTRACT YEAR [3] 100% OF THE CONTRACT VALUE REDUCED BY THE TOTAL OF ANY PREMIUM PAYMENTS MADE DURING THE [3] YEARS PRIOR TO WITHDRAWAL; AND

[10%] OF PREMIUM PAYMENTS MADE DURING THE [3] YEARS PRIOR TO WITHDRAWAL ON A NONCUMULATIVE BASIS.

ANNUAL MAINTENANCE FEE:
[$0] IF THE CONTRACT VALUE IS [$50,000] OR MORE ON THE CONTRACT ANNIVERSARY OR AT FULL SURRENDER.

[$30] IF THE CONTRACT VALUE IS LESS THAN [$50,000] ON THE CONTRACT ANNIVERSARY OR AT FULL SURRENDER.

MORTALITY AND EXPENSE RISK CHARGE:
[1.70%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.

ADMINISTRATION CHARGE:
[0.25%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.

OPTIONAL DEATH BENEFIT CHARGE:
[0.25%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.


VA99-2/3                       Page 3                          PRINTED IN U.S.A.

CONTINGENT DEFERRED SALES CHARGES:

SUBJECT TO THE ANNUAL WITHDRAWAL AMOUNT, SURRENDERS OF CONTRACT VALUES ATTRIBUTABLE TO PREMIUM PAYMENTS MAY BE MADE SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE ("CHARGE"). THE LENGTH OF TIME FROM RECEIPT OF THE PREMIUM PAYMENT TO THE TIME OF SURRENDER DETERMINES THE CHARGE.

DURING THE FIRST [THREE] CONTRACT YEARS FOR PURPOSES OF CALCULATING THE CONTINGENT DEFERRED SALES CHARGES, ALL SURRENDERS WILL BE FIRST FROM PREMIUM PAYMENTS AND THEN FROM EARNINGS. IF AN AMOUNT EQUAL TO ALL PREMIUM PAYMENTS HAS BEEN SURRENDERED, A CHARGE WILL NOT BE ASSESSED AGAINST THE SURRENDER OF THE REMAINING CONTRACT VALUE.

AFTER THE [THIRD] CONTRACT YEAR, ALL SURRENDERS WILL FIRST BE FROM EARNINGS AND THEN FROM PREMIUM PAYMENTS. A CHARGE WILL NOT BE ASSESSED AGAINST THE SURRENDER OF EARNINGS. IF AN AMOUNT EQUAL TO ALL EARNINGS HAS BEEN SURRENDERED, A CHARGE WILL NOT BE ASSESSED AGAINST PREMIUM PAYMENTS RECEIVED MORE THAN [THREE] YEARS PRIOR TO SURRENDER, BUT WILL BE ASSESSED AGAINST PREMIUM PAYMENTS RECEIVED LESS THAN [THREE] YEARS PRIOR TO SURRENDER. FOR THIS PURPOSE, PREMIUM PAYMENTS WILL BE DEEMED TO BE SURRENDERED IN THE ORDER IN WHICH THEY WERE RECEIVED.

THE CHARGE IS A PERCENTAGE OF THE AMOUNT SURRENDERED (NOT TO EXCEED THE AGGREGATE AMOUNT OF THE PREMIUM PAYMENTS MADE) AND EQUALS:

                                            LENGTH OF TIME FROM PREMIUM PAYMENTS
       CHARGE                                          (NUMBER OF YEARS)
         [9%                                                1
          9%                                                2
          9%                                                3
          9%                                                4
          8%                                                5
          7%                                                6
          7%                                                7
          6%                                                8
          5%                                                9
          0                                                10 AND THEREAFTER]

NO CONTINGENT DEFERRED SALES CHARGE WILL BE ASSESSED IF:
- THE CONTRACT TERMINATES DUE TO THE DEATH OF THE ANNUITANT OR CONTRACT OWNER (AS APPLICABLE),
-    ELIGIBILITY REQUIREMENTS ARE MET FOR THE WAIVER OF SURRENDER CHARGE,
-    ONLY THE ANNUAL WITHDRAWAL AMOUNT IS TAKEN, OR
- AN ANNUITY OPTION IS ELECTED. (ANY SURRENDER OUT OF OPTION 6 MAY BE SUBJECT TO CONTINGENT DEFERRED SALES CHARGES.)


VA99-2/3                       Page 3 (Continued)              PRINTED IN U.S.A.

DEFINITION OF CERTAIN TERMS

ACCOUNT - Any of the Sub-Accounts or the Fixed Account(s).

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of a Sub-Account of this contract before annuity payments begin.

ADMINISTRATIVE OFFICE OF THE COMPANY - Currently located at 200 Hopmeadow St., Simsbury, CT 06089. All correspondence concerning this contract should be sent to Our mailing address: Hartford Life Individual Annuity Services, P.O. Box 5085, Hartford, CT 06102-5085.

ANNIVERSARY VALUE - The value equal to the Contract Value as of a Contract Anniversary, increased by the dollar amount of any premium payments made since that anniversary and reduced by the dollar amount of any partial surrenders since that anniversary. If the Contract Anniversary falls on a non-Valuation Day (weekend or holiday), then the next Valuation Day will be the Contract Anniversary for that Contract Year.

ANNUAL WITHDRAWAL AMOUNT - The amount that can be withdrawn in any Contract Year prior to incurring surrender charges.

ANNUAL MAINTENANCE FEE - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on each Contract Anniversary or upon full surrender of this contract. The Annual Maintenance Fee is shown on Page 3.

ANNUITANT - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

ANNUITY - A contract issued by an insurance company that provides, in consideration of premium payments, a series of income payments. Your contract is a deferred Annuity contract in which premium payments, less any partial surrenders, accumulate until a full surrender is taken or until the Annuity Commencement Date. Annuity payments under Your contract will begin as of the Annuity Commencement Date in accordance with the payment option elected.

ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE - The date as of which Annuity payments are to begin as described under Settlement Provisions in this contract.

ANNUITY PAYMENT FREQUENCY - The frequency with which Annuity payments will be made. The frequencies available are monthly, quarterly, semi-annual, and annual.

ANNUITY UNIT - An accounting unit of measure used to calculate the value of annuity payments under a variable Annuity option.

ANNUITY UNIT FACTOR - A factor that neutralizes the Assumed Investment Return ("AIR") when determining the Annuity Unit Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.


VA99-4/5                             Page 4                    PRINTED IN U.S.A.

ASSUMED INVESTMENT RETURN ("AIR") - The investment return upon which the variable Annuity payments in this contract will be based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement Date.

BENEFICIARY - The person(s) entitled to receive benefits as per the terms of the contract in the event of the death of the Contract Owner or Annuitant, as applicable.

COMMUTED VALUE - The present value of the remaining guaranteed Annuity Payments, under Option Six (Payment for a Period Certain). The present value is computed using the AIR for the Contract and the Annuity Unit value(s) calculated as of the date that We receive a fully completed request for surrender and, in the event of the Annuitant's death, Due Proof of Death of the Annuitant.

CONTINGENT ANNUITANT - The person You designate who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ANNIVERSARY - An anniversary of the Contract Issue Date.

CONTRACT ISSUE DATE - The date as of which an Account is established for You by Us. The Contract Issue Date is shown on Page 3.

CONTRACT OWNER(S) - The owner(s) or holder of the contract.

CONTRACT VALUE - The aggregate value of the Sub-Accounts and the Fixed Account(s) on any Valuation Day.

CONTRACT YEAR - A period of 12 months commencing with the Contract Issue Date or any other anniversary thereafter.

DEATH BENEFIT - The amount that We will pay upon the death of the Contract Owner or the Annuitant, as applicable.

DCA PROGRAM FIXED ACCOUNT(S) - Account(s) established to be used for the Dollar Cost Averaging program(s). It is part of the Our General Account.

DOLLAR COST AVERAGING ("DCA") - Systematic transfers from one Account to any other available Accounts.

DUE PROOF OF DEATH - A certified death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

FIXED ACCOUNT - Part of Our General Account to which all or a part of the Contract Value may be allocated. Any transfers, deductions or surrenders from the Fixed Account will be accounted for on a first in, first out basis.

FUNDS - The securities which underlie Your Sub-Accounts.


VA99-4/5                             Page 5                    PRINTED IN U.S.A.

GENERAL ACCOUNT - All of Our assets other than those allocated to the Separate Account.

JOINT ANNUITANT - Upon annuitization, a person other than the Annuitant on whose continuation of life Annuity payments may be made. The contract will have a Joint Annuitant only if the Annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

MAXIMUM ANNIVERSARY VALUE - The highest attained Anniversary Value prior to the earlier of the date of death or the decedent's 81st birthday.

NET ASSET VALUE PER SHARE - The value per share of any Fund on any Valuation Day. This amount will never be less than that required by the Securities and Exchange Commission.

PAYEE - The person, designated by You, to whom Annuity payments will be made.

PREMIUM TAX - The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered or on the Annuity Commencement Date. If We deduct the tax after Your premium payments have been applied to the Accounts, the tax will be deducted from the Accounts on a pro-rata basis.

SEPARATE ACCOUNT - An Account that We established to separate the assets funding the variable benefits for this type of contract from Our other assets. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3.

SUB-ACCOUNT - The subdivisions of the Separate Account which are used to allocate Your Contract Value among the corresponding Funds.

SURRENDER VALUE - The Contract Value prior to the Annuity Commencement Date, less any applicable contingent deferred sales charges, Premium Taxes, and/or Annual Maintenance Fee.

VALUATION DAY - Every day the New York Stock Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

VALUATION PERIOD - The period of time between the close of business on successive Valuation Days.

WE, US, OUR - The company referred to on the first page of this contract.

YOU, YOUR - The Contract Owner(s).


VA00-6/7                             Page 6                    PRINTED IN U.S.A.

PREMIUM PAYMENT PROVISIONS

PREMIUM PAYMENTS
Premium payments are payable at the Administrative Office of the Company. Payments may be made by check or by any other method that We deem acceptable.

The initial premium payment is shown on Page 3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3. Approval by Our Vice President or Assistant Vice President is required for any premium payment if the aggregate of all premium payments then equals or exceeds $1,000,000.

If You are exchanging from one of Our existing contracts, You may be eligible for certain credits applied to the amount exchanged. Eligibility for such credits will be extended to all members of any class of business We designate.

ALLOCATION OF PREMIUM PAYMENTS
Premium payments, minus any applicable Premium Tax We may deduct, will be allocated to each Account according to Your instructions subject to Our minimum amount(s) then in effect. Any subsequent premium payments will be allocated to Accounts in accordance with the most recent premium allocation instructions that We received.

TRANSFERS BETWEEN ACCOUNTS PROVISIONS

TRANSFERS BETWEEN SUB-ACCOUNTS
You may transfer Contract Values held in the Sub-Accounts into other Sub-Accounts. We reserve the right to limit the number of transfers to no more than 12 per Contract Year with no two transfers being made on consecutive Valuation Days.

The right to make transfers between Sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:
a)   the requirement of a minimum time period between each transfer;
b) not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Contract Owner, or
c) limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any one time.

     Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.


VA00-6/7                       Page 7                          PRINTED IN U.S.A.

TRANSFERS BETWEEN THE FIXED ACCOUNT AND THE SUB-ACCOUNT(S)
The maximum amount transferable from the Fixed Account during any Contract Year is the greater of:
a)   30% of the Fixed Account value as of the last Contract Anniversary, or
b) the greatest dollar value of any prior transfer from the Fixed Account. This limitation does not apply to Dollar Cost Averaging.

However, if any interest rate is renewed at a rate at least one percentage point below the previous rate, You may transfer a dollar amount up to 100% of the Fixed Account dollar value receiving that reduced rate within 60 days of notification of the interest rate decrease. We reserve the right to defer transfers from the Fixed Account for up to six months from the date of request.

Transfers may not be made from the Sub-Accounts into the Fixed Account for the six month period following any transfer from the Fixed Account into the other Sub-Accounts. Additionally transfers may not be made into the DCA Program Fixed Account(s) from either the Sub-Accounts or the Fixed Account(s).

DOLLAR COST AVERAGING PROVISIONS

DOLLAR COST AVERAGING
From time to time, We may offer and You may enroll in a Dollar Cost Averaging Program (the "Program"). Prior to enrollment, You may obtain the available account(s), duration(s), or credited rates.

You may terminate participation in the Program at any time by calling or writing Us. In such event, the remaining balance in the DCA Program Fixed Account will be transferred to the Account(s) designated by You.

CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT, CONTRACT OWNER
The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of the Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is a Beneficiary, the Contract Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant. In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant providing that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

OWNERSHIP
You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the surrender, partial surrender, selection of an Annuity option, and change of ownership.


VA99-8/9                       Page 8                          PRINTED IN U.S.A.

BENEFICIARY
The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed during the lifetime of the Annuitant by written notice to Us at the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

GENERAL PROVISIONS

THE CONTRACT
This contract and the endorsements or riders, if any, constitute the entire contract.

CONTRACT MODIFICATION
No modification of this contract will be made without the signature of Our President, a Senior Vice President, Executive Vice President, Vice President or Assistant Vice President. No modification will affect the amount or term of any Annuity begun prior to the modification unless it is required to conform the contract to any federal or state statute. No modification will affect the method by which the Contract Value will be determined.

FUND MODIFICATION
We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate or substitute any investment options offered under the Contract.

MINIMUM VALUE STATEMENT
Any Surrender Values, death benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

NON-PARTICIPATION
This contract does not share in Our surplus earnings. That portion of the Separate Account assets equal to the reserves and other contract liabilities will not be chargeable with liabilities arising out of any other business We may conduct.

MISSTATEMENT OF AGE AND SEX
If the age or sex of the Annuitant has been misstated, the amount of the Annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any death benefit payable will be determined based upon the correct age of the Annuitant or Contract Owner.

INCONTESTABILITY
We cannot contest this Contract.


VA99-8/9                       Page 9                          PRINTED IN U.S.A.

REPORTS TO THE CONTRACT OWNER
You will be sent copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to You. At least annually, a statement of the Contract Value will be sent to the You.

VOTING RIGHTS
We will notify You of any Fund shareholder's meetings at which the shares held for Your account may be voted. We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from Contract Owners. You may attend any meeting, where shares held for Your benefit, will be voted.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. After Annuity payments begin, the number of votes will decrease.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

PROOF OF SURVIVAL
The payment of any Annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

TAX QUALIFICATION
This Contract is intended to qualify as an Annuity contract for federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this Contract to conform to any changes in the tax qualification requirements under the applicable provisions of the Internal Revenue Code.


VA99-10/11                           Page 10                   PRINTED IN U.S.A.

VALUATION PROVISIONS

NET PREMIUM PAYMENTS
The net premium payment is equal to the premium payment minus any applicable Premium Taxes We may deduct. The net premium payment is applied to purchase Fixed Account values or Sub-Account Accumulation Units with respect to the Sub-Account(s) that You have selected.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the Net Premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed in compliance with Securities and Exchange Commission regulations. The number of Accumulation Units will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

We will determine the value of the Fixed Account(s) by crediting interest to amounts allocated to the Fixed Account(s). The Minimum Fixed Account Interest Rate is the rate shown on Page 3, compounded annually. At Our discretion, We may credit interest rates greater than the Minimum Fixed Account Interest Rate. We may change the rate or rates credited in accordance with applicable law.

NET INVESTMENT FACTOR
The net investment factor for each of the Sub-Accounts is equal to:
a) the Net Asset Value Per Share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any unpaid dividends or capital gains by that Fund); divided by
b) the Net Asset Value Per Share of the corresponding Fund at the beginning of the Valuation Period; minus
c) the mortality and expense risk charge and any applicable administration charge, shown on Page 3 adjusted for the number of days in the Valuation Period; minus
d) the Optional Death Benefit Charge, if applicable, shown on Page 3, adjusted for the number of days in the Valuation Period.

The Fixed Account net investment factor is guaranteed to be at least equal to the Minimum Fixed Account Interest Rate shown on Page 3.

ACCUMULATION UNIT VALUE
The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
a) the value of the Accumulation Unit for that Sub-Account as of the preceding Valuation Day by
b) the Net Investment Factor for that Sub-Account for the Valuation Day for which the Accumulation Unit value is being calculated.

The value of the Sub-Account as of each Valuation Day is then determined by multiplying:
a)   the number of Accumulation Units in that Sub-Account by
b)   the Accumulation Unit value as of that Valuation Day.


VA99-10/11                           Page 11                   PRINTED IN U.S.A.

ANNUITY UNIT VALUE
The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
a) the value of the Annuity Unit for that Sub-Account as of the preceding Valuation Day by;
b) the Net Investment Factor for that Sub-Account for the Valuation Day for which the Annuity Unit value is being calculated; and by
c)   the Annuity Unit Factor.

ANNUAL MAINTENANCE FEE
During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary. The fee will be charged against the Contract Value by reducing the Fixed Account value, and with respect to the Sub-Accounts, the number of Accumulation Units held as of that date. The fee will be charged on a pro-rata basis with respect to each active Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.

SURRENDER PROVISIONS

FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE
At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:
a)   any applicable Premium Taxes not previously deducted;
b)   the Annual Maintenance Fee as specified on Page 3; and
c)   any applicable contingent deferred sales charge shown on Page 3.

PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE
You may request, in writing or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We may terminate the contract and pay the Surrender Value.

The contingent deferred sales charge will be assessed against any Contract Values surrendered as described on Page 3. However, on a noncumulative basis, You may make partial surrenders during any Contract Year, up to the Annual Withdrawal Amount shown on Page 3 and the contingent deferred sales charge will not be assessed against such amounts. Surrender of Contract Values in excess of the Withdrawal Amount and additional surrenders made in any Contract Year will be subject to the contingent deferred sales charge, as described on Page 3, if applicable.

Generally, for federal tax purposes, any surrenders will be deemed to be first from earnings, to the extent that they exist, and then from the premium payments.


VA99-12/13                           Page 12                   PRINTED IN U.S.A.

WAIVER OF SURRENDER CHARGE
We will waive any contingent deferred sales charge applicable to a partial or full surrender of the Contract Value if the covered person has met the requirements of Eligible Confinement as described below. A covered person is:
a) the current Contract Owner if the Contract Owner has been Contract Owner continuously since the date of issue and if not confined at the time the contract was purchased; and
b)   the Annuitant, if not confined at the time the contract was purchased.

This benefit will be provided if the Contract Owner provides written proof of confinement which is satisfactory to Us and requests the partial surrender or full surrender of Account Value within 91 days of the last day of confinement. Confinement must be at the recommendation of a physician for medically necessary reasons, for at least 180 consecutive calendar days, to:
a) a hospital recognized as a general hospital by the proper authority of the state in which it is located; or
b) a hospital recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; or
c)   a facility certified as a hospital by Medicare; or
d) a nursing home licensed by the state in which it is located and which has a registered nurse on duty 24 hours a day; or
e)   a facility certified by Medicare as a long term care facility.

SURRENDER AFTER THE ANNUITY COMMENCEMENT DATE
This contract may only be surrendered for its Commuted Value, less any applicable contingent deferred sales charge, after the commencement of variable Annuity payments under option Six (Payment for a Period Certain) which is described in the Settlement Provisions.

PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT
Payment on any request for surrender will be made as soon as possible and with respect to Contract Values in the Sub-Accounts, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:
a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;
b) for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and
c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading will be deemed to be restricted or any emergency will be deemed to exist will be determined by rules and regulations of the Securities and Exchange Commission.

We may defer payment of any amounts from the Fixed Account for up to six months from the date of the request to surrender. If We defer payment for more than 30 days, We will pay interest of at least 3% per annum on the amount deferred.


VA99-12/13                           Page 13                   PRINTED IN U.S.A.

DISTRIBUTION AT TIME OF DEATH PROVISIONS

DEATH BEFORE THE ANNUITY COMMENCEMENT DATE
If the Contract Owner dies, and:
a) the joint Contract Owner is living, the joint Contract Owner will become the Beneficiary. In this case, the rights of the designated Beneficiary are voided.
b) there is no surviving joint Contract Owner, the designated Beneficiary will be the Beneficiary.
c) no Beneficiary designation is in effect or the designated Beneficiary has predeceased the Contract Owner, the Contract Owner's Estate shall be the Beneficiary.

If the Annuitant dies, and:
a) is also the sole Contract Owner, the designated Beneficiary will be the Beneficiary.
b) both the Contract Owner and the Contingent Annuitant are living, the Contingent Annuitant will become the Annuitant. The Contract will continue.
c) the Contract Owner is living, and there is no Contingent Annuitant or the Contingent Annuitant is not living, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.
d) the Contract is owned by a corporation or other entity, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE
If the Contract Owner dies, and the Annuitant is living, the designated Beneficiary will become the Contract Owner.

If the Annuitant dies, the Contract Owner will be the Beneficiary. If a Death Benefit is triggered, the rights of the designated Beneficiary are voided. If the Annuitant who is also the Contract Owner dies, the designated Beneficiary will be the Beneficiary.

The Death Benefit will be calculated as of the date We receive written notification of Due Proof of Death as in the manner described in the settlement option then in effect.

CALCULATION OF THE DEATH BENEFIT PROVISIONS

CALCULATION OF THE DEATH BENEFIT
If a Death Benefit is triggered before the Annuity Commencement Date, any Death Benefit payable will be calculated as of the date We receive written notification of Due Proof of Death.

If the calculated Death Benefit exceeds the Contract Value, the difference will be allocated to the Sub-Account(s) in accordance with the last Sub-Account allocation instructions received from the Contract Owner.

During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.


VA99-14/15                           Page 14                   PRINTED IN U.S.A.

DEATH BENEFIT
The Death Benefit is the greatest of:
a)   the Contract Value; or
b) 100% of all premium payments made under the Contract, reduced by the gross amount of any partial surrenders since the Contract Issue Date; or
c)   the Maximum Anniversary Value, as described below.

MAXIMUM ANNIVERSARY VALUE
The Maximum Anniversary Value is based on a series of calculations on Contract Anniversaries, of Contract Values, premium payments and partial surrenders.

As of the date We receive notification of Due Proof of Death, We will calculate an Anniversary Value for each Contract Anniversary prior to the decedent's death and 81st birthday. The Anniversary Value is equal to the Contract Value as of a Contract Anniversary, increased by the dollar amount of any premium payments made since that anniversary and reduced by the dollar amount of any partial surrenders since that anniversary. The Maximum Anniversary Value is equal to the greatest Anniversary Value attained from this series of calculations.

OPTIONAL DEATH BENEFIT
If this contract has an Optional Death Benefit, a charge for the benefit will appear on page 3. The benefit must be applied for at the time of applying for the contract and cannot be discontinued once the contract has been issued.
The Optional Death Benefit is the greatest of:
a)   the Contract Value; or
b) 100% of all premium payments made under the Contract, reduced by the dollar amount of any partial surrenders since the Contract Issue Date; or
c)   the Maximum Anniversary Value, as described above, or
d)   the interest accumulation value, as described below.

INTEREST ACCUMULATION VALUE
Prior to the decedent's death or 81st birthday, the interest accumulation value is equal to total premium payments, less proportional adjustments for partial surrenders, compounded daily at an annual interest rate of 5.0%. The proportional adjustment for partial surrenders is calculated by:
a) dividing the gross amount of the partial surrender by the prior day's Contract Value, and
b) multiplying the result of (a) by the prior Valuation Day's interest accumulation value.

On or after the decedent's date of death or 81st birthday, the interest accumulation value will no longer compound. After that date, the interest accumulation value will be adjusted by adding any subsequent payments and subtracting proportional adjustments, as described above, for partial surrenders.

The interest accumulation value will be limited to 200% of all premium payments minus proportional adjustments for partial surrenders.


VA99-14/15                           Page 15                   PRINTED IN U.S.A.

SETTLEMENT OF THE DEATH BENEFIT
The Death Benefit may be taken in one sum or under any of the settlement options then being offered by Us subject, however, to the Distribution Requirements below.

As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-Valuation Day, the amount will be computed on the next Valuation Day.

When payment is taken in one sum, payment will be mailed within 7 days of Our receipt of complete instructions, except when We are permitted to defer such payment under the Investment Company Act of 1940.

DISTRIBUTION REQUIREMENTS
Subject to the Alternative Election or Spouse Beneficiary provisions below,
a) If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after such death; and
b) If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

If the Contract Owner is not an individual, then for purposes of the preceding paragraph a or b, the primary Annuitant will be treated as the Contract Owner.

ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS
If any portion of the interest of a Contract Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner's death to have the benefit distributed over a period that:
a)   does not extend beyond such Beneficiary's life (or life expectancy); and
b) does commence within one year of the date of death, then for purposes of satisfying the Distribution Requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin.

SPOUSE BENEFICIARY
In the event of the death of a Contract Owner and there is no joint Contract Owner, and a Beneficiary is the Contract Owner's spouse and the Annuitant (or Contingent Annuitant, if applicable) is alive, the contract will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a Death Benefit option. This provision will apply only once with respect to this contract.

If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of due proof of death. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased appropriately.


VA99-16/17                           Page 16                   PRINTED IN U.S.A.

SETTLEMENT PROVISIONS

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is shown on Page 3. You may change the date by notifying Us within 30 days prior to the Annuity Commencement Date. This date will not be deferred beyond the Valuation Day immediately following the later of:
a)   the Annuitant's 90th birthday; or
b) the end of the tenth Contract Year unless the Contract Owner elects a later Annuity Commencement Date subject to laws and regulations then in effect and Our approval.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the Annuitant's 100 birthday.

ELECTION OF ANNUITY OPTION
You may elect, in writing, without deduction of any contingent deferred sales charge, any one of the Annuity options described below (except the seventh option - Annuity Proceeds Settlement Option) or any Annuity option then being offered by Us. The Annuity option may not be changed on or after the Annuity Commencement Date.

In the absence of an election by You, the Contract Value will be used to calculate an Annuity under the Third Option (Life Annuity with 10 Years Period Certain).

Some of the options may not be available if this contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code of 1986 as amended. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) will be available only if the guaranteed payment period is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

ELECTION OF ANNUITY PAYMENT FREQUENCY
You may elect the Annuity Payment Frequency. Available Annuity Payment Frequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, Annuity payments will be made monthly. Annuity payments will be made according to the Annuity Payment Frequency selected. You may elect to change the Annuity Payment Frequency of Your payments within 30 days prior to the anniversary of any Annuity Commencement Date.

ANNUITY CALCULATION AND PAYMENT DATES
The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date. You may elect a variable Annuity, a fixed dollar Annuity or a combination fixed and variable Annuity. The election may not change on or after the Annuity Commencement Date.

If You elect a variable Annuity, the Contract Value (less applicable Premium Taxes) is applied pro-rata to Your selected Sub-Account(s). If You elect a Fixed Dollar Annuity, Contract Values will be applied to the General Account. The Contract Value is determined on the basis of the Accumulation Unit Value of each Sub-Account and the value of the Fixed Account.


VA99-16/17                           Page 17                   PRINTED IN U.S.A.

If You elect variable Annuity payments, Your election must specify the Assumed Investment Return upon which Your payments are to be based. The available rates are 3%, 5%, and 6%.

If You elect a fixed Annuity payment, the payment will be the guaranteed rates, based on 2.5% or the current rates, if higher.

VARIABLE ANNUITY PAYMENTS - The contract contains tables indicating the minimum dollar amount of the first monthly payment under the optional forms of Annuity for each $1,000 of value of a Sub-Account under the contract. The first monthly payment varies according to the variable Annuity payment option selected.

The first Annuity payment is payable on the Annuity Commencement Date. The remaining Annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

The amount of the first variable Annuity payment is divided by the Annuity Unit value for Your selected Sub-Account(s) as of the Annuity Commencement Date. This number of Annuity Units remains fixed for the selected Sub-Account during the Annuity payment period. For each subsequent payment the dollar amount of the Variable Annuity payment is determined by multiplying the fixed number of Annuity Units by the Annuity Unit value.

If subsequent payment dates fall on a non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last Valuation Day of the month.

FIXED ANNUITY PAYMENTS - Fixed Annuity payments are determined at annuitization by multiplying the value of the Fixed Account (less applicable Premium Taxes) by a rate to be determined by Us, which is no less than the rate specified in the fixed Annuity payment tables in the contract. The fixed Annuity payment will remain level for the duration of the Annuity.

EXCHANGE "TRANSFER" OF ANNUITY UNITS
After the Annuity Commencement Date, You may exchange "Transfer" the value of the Annuity Unit for a specified Sub-Account for the dollar value of Annuity Units in another Sub-Account. Transfers may be made between the Sub-Accounts and from the Sub-Account(s) to the Fixed Account. No transfers of Fixed Account Annuity dollars into a Sub-Account are allowed. For limitation and modification guidelines see "Transfers Between Sub-Accounts."

MINIMUM PAYMENT
The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.


VA99-18/19                           Page 18                   PRINTED IN U.S.A.

ANNUITY OPTIONS
FIRST OPTION - Life Annuity - An Annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION - Life Annuity With a Cash Refund - An Annuity payable during the lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value, less Premium Tax used to purchase Annuity Units, minus the sum of all Annuity payments made. This option is only available for variable Annuity payments using the 5% Assumed Investment Return and for fixed Annuity payments.

THIRD OPTION - Life Annuity with Payments for a Period Certain - An Annuity payable for a fixed number of years and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed Annuity payments, We will use the same interest rate that was used to determine the amount of the Annuity payments. To calculate the present value of variable Annuity payments, We will use the AIR elected by the Contract Owner when this Annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

FOURTH OPTION - Joint and Last Survivor Life Annuity - An Annuity payable during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this Annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. Payments will cease with the last payment prior to the death of the survivor.

FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain - An Annuity payable for a fixed number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this Annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If at the death of the survivor, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed Annuity payments, We will use the same interest rate that was used to determine the amount of the Annuity payments. To calculate the present value of variable Annuity payments, We will use the AIR elected by the Contract Owner when this Annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.


VA99-18/19                           Page 19                   PRINTED IN U.S.A.

SIXTH OPTION - Payment for a Period Certain - An Annuity payable for a fixed number of years with periods of 10 years or greater available at any time and periods of 5 to 10 years available on or after the second Contract

Anniversary. Payments will be made for the period and frequency selected unless You surrender this contract after payments have commenced by submitting a written request to Us (only available with variable Annuity payments). The amount available to You is the Commuted Value, less any applicable contingent deferred sales charge.

If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed Annuity payments, We will use the same interest rate that was used to determine the amount of the Annuity payments. To calculate the present value of variable Annuity payments, We will use the AIR elected by the Contract Owner when this Annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SEVENTH OPTION - Annuity Proceeds Settlement Option - Proceeds from the Death Benefit can be left with Us for a period not to exceed five years from the date of the Contract Owner's or the Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with Us, minus any withdrawals.

ANNUITY TABLES

DESCRIPTION OF TABLES
The attached tables show the minimum dollar amount of the first monthly payment for each $1,000 applied to fixed dollar Annuity payments, and the actual first monthly payment for each $1,000 applied to variable Annuity payments. Under the First, Second and Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the sex of both Annuitants and their ages at the time the first payment is due.

Sex will not be used to determine the amount of the Annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If sex is used to determine the amount of Annuity payable, the Annuity tables at the end of this contract will provide rates of payment for male Annuitants and female Annuitants.

The variable payment Annuity tables for the First through Fifth Options are based on the [1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G] and the Assumed Investment Return. The table for the Sixth Option is based on an Assumed Investment Return.

The fixed payment Annuity tables for the First through Fifth Options are based on the [1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G] and an interest rate of [2.5%]. The table for the Sixth Option is based on an interest rate of [2.5%]. per annum.


VA00-20/21                           Page 20                   PRINTED IN U.S.A.

The Annuity tables for the First through Fifth Options are age dependent. If the first Annuity payment is made before [2000], the amount of that payment will be based on the Annuitant's then-attained age (i.e., age as of last birthday). For Annuity payments beginning after [2000], the amount of the first payment will be based on an age a specified number of years younger than the Annuitant's then-attained age. The age setback is as follows:

                DATE OF FIRST PAYMENT           AGE SETBACK
                     [Prior to 2005                1 year
                     2005 - 2014                   2 years
                     2015 - 2019                   3 years
                     2020 - 2029                   4 years
                     2030 - 2039                   5 years
                     2040 or later                 6 years]


VA00-20/21                           Page 21                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                   BASED ON A 2 1/2% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 2 1/2% Assumed Investment Return.


FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                 MALE ANNUITANT                                                FEMALE ANNUITANT
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED
  AGE       NONE             120           180              240             NONE           120             180             240
------------------------------------------------------------------------------------------------------------------------------------
  35       $3.05           $3.05          $3.04            $3.03           $2.88          $2.88           $2.88           $2.87
  40        3.25            3.24           3.23             3.21            3.04           3.03            3.03            3.02
  45        3.49            3.48           3.45             3.42            3.23           3.22            3.22            3.20
  50        3.80            3.77           3.73             3.68            3.47           3.46            3.45            3.42
  51        3.87            3.84           3.79             3.73            3.53           3.52            3.50            3.47
  52        3.94            3.91           3.86             3.79            3.59           3.57            3.56            3.52
  53        4.02            3.98           3.93             3.85            3.65           3.64            3.61            3.58
  54        4.10            4.06           4.00             3.91            3.72           3.70            3.67            3.63
  55        4.19            4.14           4.07             3.97            3.79           3.77            3.74            3.69
  56        4.28            4.22           4.15             4.04            3.86           3.84            3.80            3.75
  57        4.37            4.31           4.23             4.10            3.94           3.91            3.87            3.81
  58        4.48            4.41           4.31             4.17            4.02           3.99            3.94            3.88
  59        4.59            4.51           4.40             4.23            4.10           4.07            4.02            3.94
  60        4.70            4.61           4.49             4.30            4.20           4.16            4.10            4.01
  61        4.83            4.72           4.58             4.37            4.29           4.25            4.18            4.08
  62        4.96            4.84           4.67             4.44            4.40           4.35            4.27            4.15
  63        5.10            4.96           4.77             4.50            4.51           4.45            4.36            4.22
  64        5.25            5.09           4.87             4.57            4.62           4.56            4.46            4.30
  65        5.41            5.23           4.97             4.64            4.75           4.67            4.55            4.37
  66        5.59            5.37           5.08             4.70            4.88           4.79            4.66            4.45
  67        5.77            5.51           5.18             4.76            5.03           4.92            4.76            4.52
  68        5.97            5.66           5.29             4.82            5.18           5.05            4.87            4.59
  69        6.18            5.82           5.39             4.87            5.34           5.19            4.98            4.66
  70        6.40            5.98           5.49             4.92            5.52           5.34            5.09            4.73
  75        7.76            6.85           5.97             5.12            6.64           6.21            5.67            5.02
  80        9.67            7.73           6.32             5.23            8.29           7.20            6.15            5.19

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35       40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $2.74    $2.81    $2.87    $2.92   $2.96    $2.99    $3.01    $3.03    $3.04   $3.04    $3.05     3.05
    40       2.78     2.87     2.95     3.02    3.08     3.13     3.17     3.20     3.22    3.23     3.24     3.24
    45       2.81     2.92     3.02     3.12    3.22     3.30     3.36     3.40     3.44    3.46     3.47     3.48
    50       2.83     2.95     3.08     3.22    3.35     3.46     3.56     3.64     3.70    3.74     3.76     3.78
    55       2.85     2.98     3.13     3.29    3.46     3.63     3.79     3.91     4.01    4.08     4.13     4.15
    60       2.86     3.00     3.16     3.35    3.56     3.79     4.01     4.21     4.38    4.51     4.59     4.64
    65       2.87     3.01     3.19     3.39    3.64     3.92     4.22     4.52     4.80    5.02     5.18     5.29
    70       2.87     3.02     3.20     3.42    3.69     4.02     4.39     4.81     5.23    5.61     5.91     6.12
    75       2.88     3.03     3.21     3.44    3.73     4.09     4.52     5.05     5.64    6.23     6.76     7.15
    80       2.88     3.03     3.22     3.46    3.75     4.13     4.62     5.23     5.98    6.82     7.66     8.36
    85       2.88     3.03     3.22     3.46    3.77     4.16     4.67     5.35     6.24    7.32     8.52     9.66
    90       2.88     3.04     3.23     3.47    3.77     4.17     4.71     5.42     6.41    7.69     9.25    10.91


VA99SXD2.5                           Page 22                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                   BASED ON A 2 1/2% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35       40       45       50      55       60       65       70       75      80       85       90
------------------------------------------------------------------------------------------------------------------------------------
    35      $2.74    $2.81    $2.87    $2.92   $2.96    $2.99    $3.01    $3.02    $3.04   $3.04    $3.05    $3.05
    40       2.78     2.87     2.95     3.02    3.08     3.13     3.17     3.20     3.22    3.23     3.23     3.24
    45       2.81     2.92     3.02     3.12    3.22     3.29     3.36     3.40     3.43    3.45     3.47     3.47
    50       2.83     2.95     3.08     3.22    3.35     3.46     3.56     3.64     3.70    3.73     3.75     3.76
    55       2.85     2.98     3.13     3.29    3.46     3.63     3.78     3.91     4.01    4.07     4.11     4.13
    60       2.86     3.00     3.16     3.35    3.56     3.78     4.01     4.21     4.37    4.49     4.56     4.59
    65       2.87     3.01     3.19     3.39    3.64     3.91     4.21     4.51     4.78    4.98     5.11     5.18
    70       2.87     3.02     3.20     3.42    3.69     4.01     4.38     4.79     5.19    5.53     5.76     5.89
    75       2.88     3.03     3.21     3.44    3.72     4.08     4.51     5.01     5.56    6.07     6.46     6.68
    80       2.88     3.03     3.22     3.45    3.75     4.12     4.59     5.17     5.85    6.54     7.10     7.46
    85       2.88     3.03     3.22     3.46    3.76     4.14     4.63     5.27     6.04    6.88     7.61     8.09
    90       2.88     3.03     3.22     3.46    3.76     4.15     4.66     5.32     6.14    7.07     7.92     8.51

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

----------------------------------------------------------------------------------------------------------------------------------
  NO. OF     AMOUNT OF  NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF    AMOUNT OF   NO. OF   AMOUNT OF
  YEARS       MONTHLY   YEARS     MONTHLY    YEARS     MONTHLY    YEARS     MONTHLY    YEARS      MONTHLY    YEARS     MONTHLY
             PAYMENTS            PAYMENTS             PAYMENTS             PAYMENTS              PAYMENTS             PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $17.70      10       $9.39       15       $6.64       20        $5.27      25        $4.46      30        $3.93
    6          14.93      11        8.64       16        6.30       21         5.08      26         4.34
    7          12.95      12        8.02       17        6.00       22         4.90      27         4.22
    8          11.47      13        7.49       18        5.73       23         4.74      28         4.12
    9          10.32      14        7.03       19        5.49       24         4.60      29         4.02


VA99SXD2.5                           Page 23                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 3% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 3% Assumed Investment Return.


FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                 MALE ANNUITANT                                                FEMALE ANNUITANT
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED
  AGE       NONE             120           180              240             NONE           120             180             240
------------------------------------------------------------------------------------------------------------------------------------
  35       $3.35           $3.35          $3.34            $3.33           $3.18          $3.18           $3.18           $3.17
  40        3.54            3.53           3.52             3.50            3.33           3.33            3.32            3.31
  45        3.78            3.76           3.74             3.71            3.52           3.51            3.50            3.49
  50        4.08            4.05           4.01             3.95            3.76           3.75            3.73            3.70
  51        4.15            4.12           4.07             4.01            3.81           3.80            3.78            3.75
  52        4.23            4.19           4.14             4.06            3.87           3.86            3.84            3.80
  53        4.30            4.26           4.20             4.12            3.93           3.92            3.89            3.85
  54        4.38            4.34           4.27             4.18            4.00           3.98            3.95            3.91
  55        4.47            4.42           4.35             4.24            4.07           4.04            4.01            3.96
  56        4.56            4.50           4.42             4.30            4.14           4.11            4.08            4.02
  57        4.66            4.59           4.50             4.37            4.22           4.19            4.15            4.08
  58        4.76            4.68           4.58             4.43            4.30           4.26            4.22            4.15
  59        4.87            4.78           4.67             4.50            4.38           4.35            4.29            4.21
  60        4.98            4.89           4.76             4.56            4.47           4.43            4.37            4.28
  61        5.11            5.00           4.85             4.63            4.57           4.52            4.45            4.35
  62        5.24            5.11           4.94             4.69            4.67           4.62            4.54            4.42
  63        5.38            5.23           5.04             4.76            4.78           4.72            4.63            4.49
  64        5.54            5.36           5.13             4.83            4.90           4.83            4.72            4.56
  65        5.70            5.50           5.23             4.89            5.03           4.94            4.82            4.63
  66        5.87            5.63           5.34             4.95            5.16           5.06            4.92            4.70
  67        6.06            5.78           5.44             5.01            5.30           5.19            5.02            4.78
  68        6.25            5.93           5.54             5.07            5.45           5.32            5.13            4.85
  69        6.46            6.08           5.64             5.12            5.62           5.46            5.24            4.92
  70        6.69            6.24           5.74             5.17            5.80           5.61            5.35            4.98
  75        8.05            7.10           6.21             5.36            6.92           6.46            5.91            5.26
  80        9.97            7.97           6.56             5.47            8.57           7.45            6.39            5.42

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35       40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $3.04    $3.11    $3.16    $3.21   $3.25    $3.28    $3.30    $3.32    $3.33   $3.34    $3.34    $3.35
    40       3.08     3.16     3.24     3.31    3.37     3.42     3.46     3.49     3.51    3.52     3.53     3.53
    45       3.11     3.21     3.31     3.41    3.50     3.58     3.64     3.69     3.72    3.74     3.76     3.77
    50       3.13     3.25     3.37     3.50    3.62     3.74     3.84     3.92     3.98    4.02     4.05     4.06
    55       3.15     3.27     3.41     3.57    3.74     3.90     4.06     4.19     4.29    4.36     4.41     4.43
    60       3.16     3.29     3.45     3.63    3.84     4.06     4.28     4.48     4.65    4.78     4.87     4.92
    65       3.17     3.31     3.47     3.67    3.91     4.19     4.48     4.78     5.06    5.29     5.46     5.56
    70       3.17     3.32     3.49     3.71    3.97     4.29     4.66     5.07     5.49    5.88     6.18     6.39
    75       3.18     3.32     3.50     3.73    4.01     4.36     4.79     5.31     5.90    6.49     7.02     7.42
    80       3.18     3.33     3.51     3.74    4.03     4.40     4.88     5.49     6.24    7.08     7.92     8.63
    85       3.18     3.33     3.51     3.75    4.05     4.43     4.94     5.62     6.50    7.58     8.78     9.92
    90       3.18     3.33     3.52     3.75    4.05     4.45     4.98     5.70     6.68    7.96     9.52    11.18


VA99SXD3                             Page 24                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 3% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35       40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $3.04    $3.11    $3.16    $3.21   $3.25    $3.28    $3.30    $3.32    $3.33   $3.34    $3.34    $3.34
    40       3.08     3.16     3.24     3.31    3.37     3.42     3.46     3.49     3.51    3.52     3.53     3.53
    45       3.11     3.21     3.31     3.41    3.50     3.58     3.64     3.69     3.72    3.74     3.75     3.76
    50       3.13     3.25     3.37     3.50    3.62     3.74     3.84     3.92     3.97    4.01     4.03     4.05
    55       3.15     3.27     3.41     3.57    3.74     3.90     4.05     4.18     4.28    4.35     4.39     4.40
    60       3.16     3.29     3.45     3.63    3.83     4.05     4.27     4.47     4.64    4.76     4.83     4.86
    65       3.17     3.31     3.47     3.67    3.91     4.18     4.48     4.77     5.04    5.24     5.38     5.45
    70       3.17     3.31     3.49     3.70    3.97     4.28     4.65     5.05     5.45    5.79     6.02     6.16
    75       3.18     3.32     3.50     3.72    4.00     4.35     4.77     5.27     5.82    6.32     6.71     6.94
    80       3.18     3.32     3.51     3.73    4.02     4.39     4.86     5.43     6.10    6.79     7.35     7.70
    85       3.18     3.33     3.51     3.74    4.04     4.41     4.90     5.53     6.30    7.12     7.85     8.33
    90       3.18     3.33     3.51     3.74    4.04     4.42     4.93     5.58     6.40    7.32     8.16     8.74


SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

----------------------------------------------------------------------------------------------------------------------------------
  NO. OF     AMOUNT OF  NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF    AMOUNT OF   NO. OF   AMOUNT OF
  YEARS       MONTHLY   YEARS     MONTHLY    YEARS     MONTHLY    YEARS     MONTHLY    YEARS      MONTHLY    YEARS     MONTHLY
             PAYMENTS            PAYMENTS             PAYMENTS             PAYMENTS              PAYMENTS             PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $17.91      10       $9.61       15       $6.87       20        $5.51      25        $4.71      30        $4.18
    6          15.14      11        8.86       16        6.53       21         5.32      26         4.59
    7          13.16      12        8.24       17        6.23       22         5.15      27         4.47
    8          11.68      13        7.71       18        5.96       23         4.99      28         4.37
    9          10.53      14        7.26       19        5.73       24         4.84      29         4.27


VA99SXD3                             Page 25                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 5% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.


FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

-----------------------------------------------------------------------------------------------------------------------------------
                               MALE ANNUITANT                                               FEMALE ANNUITANT
                         MONTHLY PAYMENTS GUARANTEED                                  MONTHLY PAYMENTS GUARANTEED
  AGE      NONE         120          180         240     CASH REFUND     NONE         120         180         240      CASH REFUND
-----------------------------------------------------------------------------------------------------------------------------------
  35       $4.63       $4.62       $4.61       $4.60       $4.60         $4.48       $4.48      $4.47       $4.47         $4.46
  40        4.80        4.78        4.77        4.74        4.74          4.60        4.60       4.59        4.58          4.58
  45        5.02        4.99        4.96        4.91        4.92          4.77        4.75       4.74        4.72          4.72
  50        5.30        5.25        5.20        5.13        5.16          4.98        4.96       4.94        4.90          4.91
  51        5.36        5.31        5.26        5.18        5.21          5.03        5.01       4.98        4.94          4.95
  52        5.43        5.38        5.31        5.23        5.27          5.08        5.06       5.03        4.99          5.00
  53        5.51        5.45        5.37        5.28        5.33          5.14        5.11       5.08        5.03          5.05
  54        5.58        5.52        5.44        5.33        5.39          5.20        5.17       5.13        5.08          5.10
  55        5.67        5.59        5.50        5.38        5.46          5.26        5.23       5.19        5.13          5.16
  56        5.75        5.67        5.57        5.44        5.53          5.33        5.29       5.25        5.18          5.21
  57        5.85        5.75        5.64        5.49        5.60          5.40        5.36       5.31        5.24          5.27
  58        5.95        5.84        5.72        5.55        5.68          5.48        5.43       5.37        5.29          5.34
  59        6.05        5.94        5.80        5.61        5.76          5.56        5.51       5.44        5.35          5.41
  60        6.17        6.04        5.88        5.67        5.85          5.65        5.59       5.51        5.41          5.48
  61        6.29        6.14        5.96        5.73        5.94          5.74        5.67       5.59        5.47          5.55
  62        6.42        6.25        6.05        5.78        6.04          5.84        5.76       5.67        5.53          5.63
  63        6.56        6.37        6.14        5.84        6.14          5.95        5.86       5.75        5.59          5.72
  64        6.71        6.49        6.23        5.90        6.24          6.06        5.96       5.84        5.66          5.81
  65        6.87        6.62        6.32        5.96        6.36          6.18        6.07       5.93        5.72          5.91
  66        7.05        6.75        6.41        6.01        6.47          6.31        6.18       6.02        5.79          6.01
  67        7.23        6.89        6.51        6.06        6.60          6.46        6.30       6.11        5.85          6.12
  68        7.43        7.03        6.60        6.11        6.73          6.61        6.43       6.21        5.92          6.23
  69        7.65        7.18        6.69        6.16        6.87          6.77        6.57       6.31        5.98          6.35
  70        7.87        7.33        6.79        6.21        7.01          6.95        6.71       6.42        6.04          6.48
  75        9.25        8.14        7.21        6.38        7.85          8.08        7.53       6.94        6.29          7.25
  80       11.20        8.97        7.53        6.47        8.92          9.75        8.47       7.37        6.43          8.27

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35       40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $4.35    $4.40    $4.44    $4.48   $4.52    $4.55    $4.57    $4.59    $4.60   $4.61    $4.62    $4.63
    40       4.38     4.44     4.50     4.56    4.61     4.66     4.70     4.73     4.75    4.77     4.78     4.79
    45       4.41     4.48     4.56     4.64    4.72     4.79     4.85     4.90     4.94    4.97     4.99     5.00
    50       4.42     4.51     4.61     4.71    4.82     4.93     5.02     5.10     5.17    5.21     5.25     5.27
    55       4.44     4.54     4.65     4.78    4.92     5.07     5.21     5.34     5.45    5.53     5.58     5.62
    60       4.45     4.55     4.68     4.83    5.01     5.21     5.41     5.61     5.78    5.92     6.02     6.08
    65       4.46     4.57     4.71     4.88    5.09     5.33     5.60     5.89     6.17    6.40     6.58     6.70
    70       4.47     4.58     4.73     4.91    5.14     5.43     5.78     6.17     6.58    6.97     7.29     7.52
    75       4.47     4.59     4.74     4.94    5.19     5.51     5.91     6.41     6.98    7.57     8.11     8.53
    80       4.48     4.59     4.75     4.95    5.21     5.56     6.01     6.60     7.33    8.16     9.00     9.72
    85       4.48     4.60     4.76     4.96    5.23     5.60     6.08     6.73     7.60    8.66     9.86    11.01
    90       4.48     4.60     4.76     4.97    5.25     5.62     6.12     6.82     7.79    9.05    10.61    12.27


VA99SXD5                             Page 26                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 5% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35       40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $4.35    $4.40    $4.44    $4.48   $4.52    $4.55    $4.57    $4.59    $4.60   $4.61    $4.62    $4.62
    40       4.38     4.44     4.50     4.56    4.61     4.66     4.70     4.73     4.75    4.77     4.78     4.78
    45       4.41     4.48     4.56     4.64    4.72     4.79     4.85     4.90     4.93    4.96     4.98     4.99
    50       4.42     4.51     4.61     4.71    4.82     4.93     5.02     5.10     5.16    5.20     5.23     5.24
    55       4.44     4.53     4.65     4.78    4.92     5.07     5.21     5.33     5.44    5.51     5.55     5.58
    60       4.45     4.55     4.68     4.83    5.01     5.20     5.41     5.60     5.76    5.89     5.97     6.01
    65       4.46     4.57     4.71     4.88    5.08     5.33     5.60     5.88     6.14    6.35     6.49     6.57
    70       4.47     4.58     4.73     4.91    5.14     5.42     5.76     6.14     6.52    6.86     7.10     7.24
    75       4.47     4.59     4.74     4.93    5.18     5.49     5.89     6.36     6.88    7.37     7.75     7.98
    80       4.47     4.59     4.75     4.95    5.20     5.54     5.97     6.52     7.16    7.82     8.36     8.70
    85       4.48     4.60     4.75     4.95    5.22     5.57     6.03     6.62     7.35    8.14     8.83     9.29
    90       4.48     4.60     4.75     4.96    5.23     5.58     6.05     6.68     7.46    8.34     9.13     9.68

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

----------------------------------------------------------------------------------------------------------------------------------
  NO. OF     AMOUNT OF  NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF    AMOUNT OF   NO. OF   AMOUNT OF
  YEARS       MONTHLY   YEARS     MONTHLY    YEARS     MONTHLY    YEARS     MONTHLY    YEARS      MONTHLY    YEARS     MONTHLY
             PAYMENTS            PAYMENTS             PAYMENTS             PAYMENTS              PAYMENTS             PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $18.74      10      $10.51       15       $7.82       20        $6.51      25        $5.76      30        $5.28
    6          15.99      11        9.77       16        7.49       21         6.33      26         5.65
    7          14.02      12        9.16       17        7.20       22         6.17      27         5.54
    8          12.56      13        8.64       18        6.94       23         6.02      28         5.45
    9          11.42      14        8.20       19        6.71       24         5.88      29         5.36


VA99SXD5                             Page 27                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 6% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 6% Assumed Investment Return.


FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                 MALE ANNUITANT                                                FEMALE ANNUITANT
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED
  AGE       NONE             120           180              240             NONE           120             180             240
------------------------------------------------------------------------------------------------------------------------------------
  35       $5.31           $5.30          $5.29            $5.27           $5.17          $5.17           $5.16           $5.15
  40        5.46            5.45           5.43             5.40            5.28           5.27            5.26            5.25
  45        5.67            5.64           5.60             5.56            5.43           5.42            5.40            5.38
  50        5.94            5.89           5.83             5.75            5.63           5.60            5.58            5.54
  51        6.00            5.94           5.88             5.80            5.67           5.65            5.62            5.58
  52        6.07            6.00           5.93             5.84            5.72           5.70            5.66            5.62
  53        6.14            6.07           5.99             5.89            5.78           5.75            5.71            5.66
  54        6.22            6.14           6.05             5.94            5.84           5.80            5.76            5.70
  55        6.30            6.21           6.11             5.99            5.90           5.86            5.81            5.75
  56        6.38            6.28           6.18             6.04            5.96           5.92            5.87            5.80
  57        6.47            6.36           6.24             6.09            6.03           5.98            5.92            5.85
  58        6.57            6.45           6.32             6.14            6.10           6.05            5.98            5.90
  59        6.67            6.54           6.39             6.19            6.18           6.12            6.05            5.95
  60        6.78            6.64           6.47             6.25            6.27           6.20            6.12            6.01
  61        6.90            6.74           6.55             6.30            6.36           6.28            6.19            6.06
  62        7.03            6.84           6.63             6.36            6.46           6.37            6.26            6.12
  63        7.17            6.96           6.71             6.41            6.56           6.46            6.34            6.18
  64        7.32            7.07           6.80             6.47            6.67           6.56            6.42            6.24
  65        7.48            7.20           6.88             6.52            6.79           6.66            6.51            6.30
  66        7.66            7.33           6.97             6.57            6.92           6.77            6.59            6.36
  67        7.84            7.46           7.06             6.62            7.06           6.89            6.69            6.42
  68        8.04            7.60           7.15             6.67            7.21           7.01            6.78            6.48
  69        8.25            7.74           7.24             6.71            7.37           7.14            6.88            6.54
  70        8.48            7.89           7.33             6.75            7.54           7.28            6.97            6.59
  75        9.86            8.68           7.73             6.91            8.67           8.08            7.47            6.83
  80       11.81            9.47           8.04             7.00           10.35           8.99            7.89            6.96

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35       40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $5.05    $5.09    $5.13    $5.16   $5.19    $5.22    $5.25    $5.27    $5.28   $5.29    $5.30    $5.30
    40       5.08     5.13     5.18     5.23    5.28     5.32     5.36     5.39     5.41    5.43     5.45     5.45
    45       5.10     5.16     5.23     5.30    5.37     5.43     5.49     5.54     5.58    5.61     5.64     5.65
    50       5.11     5.19     5.27     5.36    5.46     5.56     5.65     5.73     5.80    5.85     5.88     5.91
    55       5.13     5.21     5.31     5.42    5.55     5.69     5.82     5.95     6.06    6.14     6.20     6.24
    60       5.14     5.23     5.34     5.48    5.64     5.82     6.01     6.20     6.37    6.52     6.62     6.69
    65       5.15     5.24     5.36     5.52    5.71     5.94     6.20     6.47     6.75    6.99     7.17     7.30
    70       5.16     5.26     5.38     5.55    5.77     6.04     6.36     6.74     7.15    7.54     7.86     8.10
    75       5.16     5.26     5.40     5.58    5.81     6.11     6.50     6.98     7.54    8.13     8.67     9.10
    80       5.17     5.27     5.41     5.60    5.84     6.17     6.60     7.17     7.89    8.71     9.55    10.28
    85       5.17     5.27     5.42     5.61    5.86     6.21     6.68     7.31     8.16    9.22    10.41    11.56
    90       5.17     5.28     5.42     5.61    5.88     6.23     6.72     7.40     8.36    9.62    11.16    12.81


VA99SXD6                             Page 28                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 6% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35       40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $5.05    $5.09    $5.13    $5.16   $5.19    $5.22    $5.25    $5.26    $5.28   $5.29    $5.30    $5.30
    40       5.08     5.13     5.18     5.23    5.28     5.32     5.36     5.39     5.41    5.43     5.44     5.44
    45       5.10     5.16     5.23     5.30    5.37     5.43     5.49     5.54     5.58    5.61     5.62     5.63
    50       5.11     5.19     5.27     5.36    5.46     5.56     5.65     5.72     5.79    5.83     5.86     5.88
    55       5.13     5.21     5.31     5.42    5.55     5.69     5.82     5.94     6.04    6.12     6.17     6.19
    60       5.14     5.23     5.34     5.47    5.63     5.82     6.01     6.19     6.36    6.48     6.56     6.61
    65       5.15     5.24     5.36     5.52    5.71     5.93     6.19     6.46     6.71    6.92     7.07     7.14
    70       5.16     5.25     5.38     5.55    5.76     6.03     6.35     6.71     7.08    7.42     7.66     7.79
    75       5.16     5.26     5.40     5.57    5.80     6.10     6.47     6.93     7.43    7.91     8.29     8.51
    80       5.17     5.27     5.41     5.59    5.83     6.15     6.56     7.09     7.71    8.35     8.88     9.21
    85       5.17     5.27     5.41     5.60    5.84     6.17     6.62     7.19     7.90    8.67     9.34     9.78
    90       5.17     5.27     5.41     5.60    5.85     6.19     6.64     7.25     8.01    8.86     9.63    10.16

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

----------------------------------------------------------------------------------------------------------------------------------
  NO. OF     AMOUNT OF  NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF    AMOUNT OF   NO. OF   AMOUNT OF
  YEARS       MONTHLY   YEARS     MONTHLY    YEARS     MONTHLY    YEARS     MONTHLY    YEARS      MONTHLY    YEARS     MONTHLY
             PAYMENTS            PAYMENTS             PAYMENTS             PAYMENTS              PAYMENTS             PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $19.17      10      $10.97       15       $8.31       20        $7.04      25        $6.32      30        $5.87
    6          16.42      11       10.24       16        7.99       21         6.86      26         6.21
    7          14.46      12        9.63       17        7.71       22         6.70      27         6.11
    8          13.00      13        9.12       18        7.46       23         6.56      28         6.02
    9          11.87      14        8.69       19        7.24       24         6.43      29         5.94


VA99SXD6                             Page 29                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                   BASED ON A 2 1/2% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 2 1/2% Assumed Investment Return.


FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

--------------------------------------------------------------------------------
                                   MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
--------------------------------------------------------------------------------
       35             $2.97           $2.97          $2.96            $2.95
       40              3.15            3.14           3.13             3.12
       45              3.36            3.35           3.34             3.31
       50              3.64            3.62           3.59             3.55
       51              3.70            3.68           3.65             3.60
       52              3.77            3.74           3.71             3.66
       53              3.84            3.81           3.77             3.72
       54              3.91            3.88           3.84             3.77
       55              3.99            3.96           3.91             3.83
       56              4.07            4.03           3.98             3.90
       57              4.16            4.11           4.05             3.96
       58              4.25            4.20           4.13             4.03
       59              4.35            4.29           4.21             4.09
       60              4.45            4.39           4.30             4.16
       61              4.56            4.49           4.38             4.23
       62              4.68            4.60           4.47             4.30
       63              4.81            4.71           4.57             4.36
       64              4.94            4.83           4.67             4.44
       65              5.08            4.95           4.76             4.51
       66              5.24            5.08           4.87             4.58
       67              5.40            5.22           4.97             4.64
       68              5.58            5.36           5.08             4.71
       69              5.76            5.51           5.19             4.77
       70              5.96            5.66           5.29             4.83
       75              7.20            6.53           5.82             5.07
       80              8.98            7.47           6.24             5.21

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $2.74   $2.80    $2.84    $2.88   $2.91    $2.93    $2.94    $2.95    $2.96   $2.96    $2.97     $2.97
    40       2.80    2.87     2.94     2.99    3.03     3.07     3.09     3.11     3.13    3.13     3.14      3.14
    45       2.84    2.94     3.02     3.10    3.18     3.23     3.28     3.30     3.33    3.34     3.35      3.36
    50       2.88    2.99     3.10     3.22    3.32     3.41     3.48     3.53     3.57    3.60     3.61      3.63
    55       2.91    3.03     3.18     3.32    3.46     3.60     3.72     3.80     3.87    3.92     3.95      3.96
    60       2.93    3.07     3.23     3.41    3.60     3.79     3.97     4.12     4.24    4.32     4.38      4.41
    65       2.94    3.09     3.28     3.48    3.72     3.97     4.22     4.46     4.66    4.82     4.93      5.00
    70       2.95    3.11     3.30     3.53    3.80     4.12     4.46     4.81     5.14    5.42     5.63      5.77
    75       2.96    3.13     3.33     3.57    3.87     4.24     4.66     5.14     5.64    6.11     6.50      6.78
    80       2.96    3.13     3.34     3.60    3.92     4.32     4.82     5.42     6.11    6.82     7.49      8.03
    85       2.97    3.14     3.35     3.61    3.95     4.38     4.93     5.63     6.50    7.49     8.52      9.46
    90       2.97    3.14     3.36     3.63    3.96     4.41     5.00     5.77     6.78    8.03     9.46     10.91


VA99USX2.5                           Page 30                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                   BASED ON A 2 1/2%ASSUMED INVESTMENT RETURN
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $2.74   $2.80    $2.84    $2.88   $2.91    $2.93    $2.94    $2.95    $2.96   $2.96    $2.97     $2.97
    40       2.80    2.87     2.94     2.99    3.03     3.07     3.09     3.11     3.13    3.13     3.13      3.14
    45       2.84    2.94     3.02     3.10    3.18     3.23     3.28     3.30     3.32    3.34     3.35      3.35
    50       2.88    2.99     3.10     3.22    3.32     3.41     3.48     3.53     3.57    3.59     3.61      3.61
    55       2.91    3.03     3.18     3.32    3.46     3.60     3.71     3.80     3.87    3.91     3.94      3.95
    60       2.93    3.07     3.23     3.41    3.60     3.78     3.96     4.11     4.23    4.31     4.35      4.37
    65       2.94    3.09     3.28     3.48    3.71     3.96     4.21     4.45     4.65    4.79     4.87      4.92
    70       2.95    3.11     3.30     3.53    3.80     4.11     4.45     4.79     5.10    5.35     5.52      5.61
    75       2.96    3.13     3.32     3.57    3.87     4.23     4.65     5.10     5.56    5.96     6.25      6.41
    80       2.96    3.13     3.34     3.59    3.91     4.31     4.79     5.35     5.96    6.54     6.99      7.27
    85       2.97    3.13     3.35     3.61    3.94     4.35     4.87     5.52     6.25    6.99     7.61      8.01
    90       2.97    3.14     3.35     3.61    3.95     4.37     4.92     5.61     6.41    7.27     8.01      8.51

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

----------------------------------------------------------------------------------------------------------------------------------
  NO. OF     AMOUNT OF  NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF    AMOUNT OF   NO. OF   AMOUNT OF
  YEARS       MONTHLY   YEARS     MONTHLY    YEARS     MONTHLY    YEARS     MONTHLY    YEARS      MONTHLY    YEARS     MONTHLY
             PAYMENTS            PAYMENTS             PAYMENTS             PAYMENTS              PAYMENTS             PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $17.70      10       $9.39       15       $6.64       20        $5.27      25        $4.46      30        $3.93
    6          14.93      11        8.64       16        6.30       21         5.08      26         4.34
    7          12.95      12        8.02       17        6.00       22         4.90      27         4.22
    8          11.47      13        7.49       18        5.73       23         4.74      28         4.12
    9          10.32      14        7.03       19        5.49       24         4.60      29         4.02


VA99SXD2.5                           Page 31                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 3% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 3% Assumed Investment Return.


FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

--------------------------------------------------------------------------------
                                   MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
--------------------------------------------------------------------------------
       35             $3.27           $3.26           $3.26           $3.25
       40              3.44            3.43            3.42            3.41
       45              3.65            3.64            3.62            3.60
       50              3.92            3.90            3.87            3.83
       51              3.98            3.96            3.93            3.88
       52              4.05            4.02            3.99            3.93
       53              4.12            4.09            4.05            3.99
       54              4.19            4.16            4.11            4.05
       55              4.27            4.23            4.18            4.11
       56              4.35            4.31            4.25            4.17
       57              4.44            4.39            4.33            4.23
       58              4.53            4.47            4.40            4.29
       59              4.62            4.56            4.48            4.36
       60              4.73            4.66            4.57            4.43
       61              4.84            4.76            4.65            4.49
       62              4.95            4.87            4.74            4.56
       63              5.08            4.98            4.84            4.63
       64              5.21            5.09            4.93            4.70
       65              5.36            5.22            5.03            4.77
       66              5.51            5.35            5.13            4.83
       67              5.67            5.48            5.24            4.90
       68              5.85            5.63            5.34            4.96
       69              6.03            5.77            5.45            5.03
       70              6.23            5.93            5.55            5.08
       75              7.47            6.79            6.07            5.32
       80              9.25            7.72            6.48            5.45

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $3.05    $3.10    $3.14   $3.18    $3.21    $3.22    $3.24    $3.25   $3.26    $3.26    $3.26    $3.27
    40       3.10     3.17     3.23    3.29     3.33     3.36     3.39     3.41    3.42     3.43     3.43     3.43
    45       3.14     3.23     3.32    3.40     3.47     3.52     3.56     3.59    3.62     3.63     3.64     3.64
    50       3.18     3.29     3.40    3.51     3.61     3.70     3.77     3.82    3.86     3.88     3.90     3.91
    55       3.21     3.33     3.47    3.61     3.76     3.89     4.00     4.09    4.16     4.20     4.23     4.25
    60       3.22     3.36     3.52    3.70     3.89     4.08     4.25     4.40    4.52     4.60     4.65     4.69
    65       3.24     3.39     3.56    3.77     4.00     4.25     4.51     4.75    4.95     5.10     5.21     5.27
    70       3.25     3.41     3.59    3.82     4.09     4.40     4.75     5.11    5.44     5.71     5.92     6.05
    75       3.26     3.42     3.62    3.86     4.16     4.52     4.95     5.44    5.94     6.41     6.79     7.06
    80       3.26     3.43     3.63    3.88     4.20     4.60     5.10     5.71    6.41     7.13     7.79     8.32
    85       3.26     3.43     3.64    3.90     4.23     4.65     5.21     5.92    6.79     7.79     8.83     9.76
    90       3.27     3.43     3.64    3.91     4.25     4.69     5.27     6.05    7.06     8.32     9.76    11.22


VA99UST3                             Page 32                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 3% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $3.05    $3.10    $3.14   $3.18    $3.21    $3.22    $3.24    $3.25   $3.26    $3.26    $3.26    $3.26
    40       3.10     3.17     3.23    3.29     3.33     3.36     3.39     3.40    3.42     3.42     3.43     3.43
    45       3.14     3.23     3.32    3.40     3.47     3.52     3.56     3.59    3.61     3.63     3.63     3.64
    50       3.18     3.29     3.40    3.51     3.61     3.70     3.77     3.82    3.85     3.88     3.89     3.90
    55       3.21     3.33     3.47    3.61     3.76     3.89     4.00     4.09    4.15     4.19     4.21     4.22
    60       3.22     3.36     3.52    3.70     3.89     4.08     4.25     4.40    4.51     4.58     4.62     4.65
    65       3.24     3.39     3.56    3.77     4.00     4.25     4.50     4.74    4.93     5.06     5.15     5.19
    70       3.25     3.40     3.59    3.82     4.09     4.40     4.74     5.08    5.39     5.63     5.79     5.88
    75       3.26     3.42     3.61    3.85     4.15     4.51     4.93     5.39    5.85     6.25     6.52     6.68
    80       3.26     3.42     3.63    3.88     4.19     4.58     5.06     5.63    6.25     6.82     7.26     7.53
    85       3.26     3.43     3.63    3.89     4.21     4.62     5.15     5.79    6.52     7.26     7.87     8.26
    90       3.26     3.43     3.64    3.90     4.22     4.65     5.19     5.88    6.68     7.53     8.26     8.76

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

----------------------------------------------------------------------------------------------------------------------------------
  NO. OF     AMOUNT OF  NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF    AMOUNT OF   NO. OF   AMOUNT OF
  YEARS       MONTHLY   YEARS     MONTHLY    YEARS     MONTHLY    YEARS     MONTHLY    YEARS      MONTHLY    YEARS     MONTHLY
             PAYMENTS            PAYMENTS             PAYMENTS             PAYMENTS              PAYMENTS             PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $17.91      10       $9.61       15       $6.87       20        $5.51      25        $4.71      30        $4.18
    6          15.14      11        8.86       16        6.53       21         5.32      26         4.59
    7          13.16      12        8.24       17        6.23       22         5.15      27         4.47
    8          11.68      13        7.71       18        5.96       23         4.99      28         4.37
    9          10.53      14        7.26       19        5.73       24         4.84      29         4.27


VA99UST3                             Page 33                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 5% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.


FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

-----------------------------------------------------------------------
                                   MONTHLY PAYMENTS GUARANTEED
 AGE        NONE        120          180        240        CASH REFUND
-----------------------------------------------------------------------
  35       $4.56       $4.55        $4.54       $4.53      $4.53
  40        4.70        4.69         4.68        4.66       4.66
  45        4.89        4.87         4.85        4.82       4.82
  50        5.14        5.11         5.07        5.02       5.03
  51        5.20        5.16         5.12        5.06       5.08
  52        5.26        5.22         5.17        5.11       5.13
  53        5.32        5.28         5.23        5.16       5.19
  54        5.39        5.34         5.29        5.21       5.25
  55        5.46        5.41         5.35        5.26       5.31
  56        5.54        5.48         5.41        5.31       5.37
  57        5.62        5.56         5.48        5.37       5.44
  58        5.71        5.64         5.55        5.43       5.51
  59        5.81        5.72         5.62        5.48       5.58
  60        5.91        5.81         5.70        5.54       5.66
  61        6.01        5.91         5.78        5.60       5.75
  62        6.13        6.01         5.86        5.66       5.83
  63        6.25        6.11         5.95        5.72       5.93
  64        6.38        6.23         6.04        5.79       6.03
  65        6.52        6.34         6.13        5.85       6.13
  66        6.68        6.47         6.22        5.91       6.24
  67        6.84        6.60         6.32        5.97       6.35
  68        7.01        6.73         6.41        6.02       6.48
  69        7.20        6.88         6.51        6.08       6.61
  70        7.40        7.02         6.61        6.13       6.74
  75        8.65        7.84         7.08        6.34       7.54
  80       10.45        8.73         7.46        6.45       8.59


FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $4.36    $4.40    $4.43    $4.46   $4.48    $4.50    $4.52    $4.53    $4.54   $4.55    $4.55    $4.55
    40       4.40     4.45     4.50     4.54    4.58     4.61     4.64     4.66     4.67    4.68     4.69     4.70
    45       4.43     4.50     4.57     4.63    4.69     4.74     4.79     4.82     4.84    4.86     4.87     4.88
    50       4.46     4.54     4.63     4.73    4.81     4.89     4.96     5.02     5.06    5.09     5.11     5.12
    55       4.48     4.58     4.69     4.81    4.94     5.06     5.17     5.26     5.33    5.38     5.41     5.43
    60       4.50     4.61     4.74     4.89    5.06     5.23     5.39     5.54     5.66    5.75     5.81     5.85
    65       4.52     4.64     4.79     4.96    5.17     5.39     5.63     5.86     6.07    6.23     6.34     6.42
    70       4.53     4.66     4.82     5.02    5.26     5.54     5.86     6.20     6.53    6.81     7.03     7.18
    75       4.54     4.67     4.84     5.06    5.33     5.66     6.07     6.53     7.02    7.49     7.88     8.17
    80       4.55     4.68     4.86     5.09    5.38     5.75     6.23     6.81     7.49    8.20     8.87     9.41
    85       4.55     4.69     4.87     5.11    5.41     5.81     6.34     7.03     7.88    8.87     9.90    10.85
    90       4.55     4.70     4.88     5.12    5.43     5.85     6.42     7.18     8.17    9.41    10.85    12.30


VA99UST5                             Page 34                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 5% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT    35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35      $4.36    $4.40    $4.43    $4.46   $4.48    $4.50    $4.52    $4.53    $4.54   $4.55    $4.55    $4.55
    40       4.40     4.45     4.50     4.54    4.58     4.61     4.64     4.66     4.67    4.68     4.69     4.69
    45       4.43     4.50     4.57     4.63    4.69     4.74     4.78     4.82     4.84    4.86     4.87     4.87
    50       4.46     4.54     4.63     4.73    4.81     4.89     4.96     5.01     5.05    5.08     5.09     5.10
    55       4.48     4.58     4.69     4.81    4.94     5.06     5.16     5.25     5.32    5.36     5.39     5.40
    60       4.50     4.61     4.74     4.89    5.06     5.22     5.39     5.53     5.64    5.72     5.77     5.80
    65       4.52     4.64     4.78     4.96    5.16     5.39     5.62     5.85     6.04    6.18     6.27     6.31
    70       4.53     4.66     4.82     5.01    5.25     5.53     5.85     6.17     6.47    6.71     6.88     6.97
    75       4.54     4.67     4.84     5.05    5.32     5.64     6.04     6.47     6.91    7.30     7.57     7.74
    80       4.55     4.68     4.86     5.08    5.36     5.72     6.18     6.71     7.30    7.85     8.27     8.54
    85       4.55     4.69     4.87     5.09    5.39     5.77     6.27     6.88     7.57    8.27     8.85     9.23
    90       4.55     4.69     4.87     5.10    5.40     5.80     6.31     6.97     7.74    8.54     9.23     9.70


SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

----------------------------------------------------------------------------------------------------------------------------------
  NO. OF     AMOUNT OF  NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF    AMOUNT OF   NO. OF   AMOUNT OF
  YEARS       MONTHLY   YEARS     MONTHLY    YEARS     MONTHLY    YEARS     MONTHLY    YEARS      MONTHLY    YEARS     MONTHLY
             PAYMENTS            PAYMENTS             PAYMENTS             PAYMENTS              PAYMENTS             PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $18.74      10      $10.51       15       $7.82       20        $6.51      25        $5.76      30        $5.28
    6          15.99      11        9.77       16        7.49       21         6.33      26         5.65
    7          14.02      12        9.16       17        7.20       22         6.17      27         5.54
    8          12.56      13        8.64       18        6.94       23         6.02      28         5.45
    9          11.42      14        8.20       19        6.71       24         5.88      29         5.36


VA99UST5                             Page 35                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 6% ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 6% Assumed Investment Return.


FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

--------------------------------------------------------------------------------
                                   MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
--------------------------------------------------------------------------------
       35             $5.24           $5.23           $5.23           $5.21
       40              5.37            5.36            5.35            5.33
       45              5.55            5.53            5.50            5.47
       50              5.78            5.75            5.70            5.65
       51              5.84            5.80            5.75            5.69
       52              5.90            5.85            5.80            5.73
       53              5.96            5.91            5.85            5.78
       54              6.03            5.97            5.91            5.82
       55              6.10            6.03            5.96            5.87
       56              6.17            6.10            6.02            5.92
       57              6.25            6.17            6.09            5.97
       58              6.33            6.25            6.15            6.02
       59              6.43            6.33            6.22            6.08
       60              6.52            6.42            6.30            6.13
       61              6.63            6.51            6.37            6.19
       62              6.74            6.61            6.45            6.25
       63              6.86            6.71            6.53            6.30
       64              6.99            6.82            6.61            6.36
       65              7.13            6.93            6.70            6.42
       66              7.28            7.05            6.79            6.47
       67              7.44            7.18            6.88            6.53
       68              7.62            7.31            6.97            6.58
       69              7.80            7.45            7.07            6.63
       70              8.00            7.59            7.16            6.68
       75              9.25            8.39            7.61            6.88
       80             11.06            9.24            7.97            6.98

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35     $5.06    $5.09    $5.12    $5.14   $5.17    $5.19    $5.20    $5.21    $5.22   $5.23    $5.23    $5.24
    40      5.09     5.13     5.17     5.21    5.25     5.28     5.31     5.33     5.34    5.35     5.36     5.37
    45      5.12     5.17     5.23     5.29    5.35     5.40     5.44     5.47     5.50    5.52     5.53     5.54
    50      5.14     5.21     5.29     5.37    5.45     5.53     5.60     5.65     5.69    5.72     5.75     5.76
    55      5.17     5.25     5.35     5.45    5.57     5.68     5.78     5.87     5.94    6.00     6.04     6.06
    60      5.19     5.28     5.40     5.53    5.68     5.84     6.00     6.14     6.26    6.35     6.42     6.46
    65      5.20     5.31     5.44     5.60    5.78     6.00     6.22     6.45     6.65    6.81     6.93     7.01
    70      5.21     5.33     5.47     5.65    5.87     6.14     6.45     6.78     7.10    7.38     7.60     7.76
    75      5.22     5.34     5.50     5.69    5.94     6.26     6.65     7.10     7.58    8.05     8.44     8.74
    80      5.23     5.35     5.52     5.72    6.00     6.35     6.81     7.38     8.05    8.75     9.42     9.97
    85      5.23     5.36     5.53     5.75    6.04     6.42     6.93     7.60     8.44    9.42    10.45    11.40
    90      5.24     5.37     5.54     5.76    6.06     6.46     7.01     7.76     8.74    9.97    11.40    12.85


VA99UST6                             Page 36                   PRINTED IN U.S.A.

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                     BASED ON A 6% ASSUMED INVESTMENT RETURN
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35      40       45       50      55       60       65       70       75      80       85       90
--------------------------------------------------------------------------------------------------------------------
    35     $5.06    $5.09    $5.12    $5.14   $5.17    $5.18    $5.20    $5.21    $5.22   $5.23    $5.23    $5.23
    40      5.09     5.13     5.17     5.21    5.25     5.28     5.30     5.32     5.34    5.35     5.36     5.36
    45      5.12     5.17     5.23     5.29    5.35     5.39     5.43     5.47     5.49    5.51     5.52     5.52
    50      5.14     5.21     5.29     5.37    5.45     5.53     5.59     5.65     5.69    5.71     5.73     5.74
    55      5.17     5.25     5.35     5.45    5.57     5.68     5.78     5.87     5.93    5.98     6.01     6.02
    60      5.18     5.28     5.39     5.53    5.68     5.83     5.99     6.13     6.24    6.32     6.37     6.40
    65      5.20     5.30     5.43     5.59    5.78     5.99     6.21     6.43     6.62    6.76     6.85     6.90
    70      5.21     5.32     5.47     5.65    5.87     6.13     6.43     6.74     7.04    7.28     7.44     7.53
    75      5.22     5.34     5.49     5.69    5.93     6.24     6.62     7.04     7.46    7.84     8.12     8.28
    80      5.23     5.35     5.51     5.71    5.98     6.32     6.76     7.28     7.84    8.38     8.80     9.06
    85      5.23     5.36     5.52     5.73    6.01     6.37     6.85     7.44     8.12    8.80     9.36     9.72
    90      5.23     5.36     5.52     5.74    6.02     6.40     6.90     7.53     8.28    9.06     9.72    10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

----------------------------------------------------------------------------------------------------------------------------------
  NO. OF     AMOUNT OF  NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF   AMOUNT OF   NO. OF    AMOUNT OF   NO. OF   AMOUNT OF
  YEARS       MONTHLY   YEARS     MONTHLY    YEARS     MONTHLY    YEARS     MONTHLY    YEARS      MONTHLY    YEARS     MONTHLY
             PAYMENTS            PAYMENTS             PAYMENTS             PAYMENTS              PAYMENTS             PAYMENTS
----------------------------------------------------------------------------------------------------------------------------------
    5         $19.17      10      $10.97       15       $8.31       20        $7.04      25        $6.32      30        $5.87
    6          16.42      11       10.24       16        7.99       21         6.86      26         6.21
    7          14.46      12        9.63       17        7.71       22         6.70      27         6.11
    8          13.00      13        9.12       18        7.46       23         6.56      28         6.02
    9          11.87      14        8.69       19        7.24       24         6.43      29         5.94


VA99UST6                             Page 37                   PRINTED IN U.S.A.